STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/25/1999
                                                             991354989 - 3686511

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
RC HOLDING CORP.

Under Section 242 of the General Corporation Law

         The undersigned, being, respectively, the president and secretary of RC Holding Corp., hereby certify as follows:

         FIRST: The name of the Corporation is RC Holding Corp.

         SECOND: The date it filed its Certificate of Incorporation with the Secretary of State is November 22, 1996.

         THIRD: The Certificate of Incorporation is amended to effect one or more of the following amendments as follows:

         To amend the Article FOURTH by increasing the number of authorized shares of capital stock of the Corporation and changing the par value thereof.

         FOURTH: To effectuate the foregoing amendment, Article FOURTH of the Certificate of Incorporation is amended to read as follows:

                  "FOURTH: The number of shares this Corporation is authorized to issue is 20,000,000 shares of common stock, par value $.001."

         FIFTH: This amendment to the Certificate of Incorporation was adopted by the Board of Directors as authorized by the consent, in writing, setting fourth the action so taken, signed by the holders of at least a majority of the outstanding shares entitled to vote thereon, and due notice of the action so taken has been given to those shareholders who have not consented in writing pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 23rd day of August, 1999.

                                        RC HOLDING CORP.

                                        /s/ John R. Rice III
                                        ---------------------
                                        John R. Rice III, President

ATTEST:

/s/ Joseph F. Ingrassia
-------------------------------
Joseph F. Ingrassia, Secretary